Exhibit 99.1

Coldwater Creek Co-Founder, Chairman and CEO, Dennis Pence,

Announces Plan to Retire as CEO

Daniel Griesemer appointed President and CEO effective October 30, 2007;

Pence to remain Chairman

SANDPOINT, Idaho, October 3, 2007 — Coldwater Creek (Nasdaq: CWTR) today announced that its Co-founder, Chairman of the Board and Chief Executive Officer, Dennis Pence, will retire as Chief Executive Officer of Coldwater Creek effective October 30, 2007.  Mr. Pence will retain his role as Chairman of the Board.

Following the announcement, the Coldwater Creek Board of Directors appointed the Company’s President and Chief Operating Officer, Daniel Griesemer, as President and Chief Executive Officer of Coldwater Creek, effective October 30, 2007.  Additionally, Mr. Griesemer has been appointed to serve on the Company’s Board of Directors.

Mr. Pence commented, “I have had the extraordinary privilege to co-found and lead Coldwater Creek for 23 years, and I leave with complete confidence in our Company’s future.  I am very pleased with the Company’s position in the women’s specialty apparel sector, and with its potential for future growth.  As part of our succession planning, we have made a point to strengthen the senior leadership talent throughout the organization, and I am pleased that Dan Griesemer is prepared to succeed me as Chief Executive Officer of Coldwater Creek.”

Mr. Pence continued, “Dan Griesemer is an exceptional leader. He has a deep understanding of this business and a clear vision of the Company’s future growth potential.  I am confident that under his guidance, our executive team and employees will continue to grow the brand’s national presence and remain focused on delivering compelling product and the superior customer service that have been hallmarks of Coldwater Creek since our inception.”

Coldwater Creek’s new President and Chief Executive Officer, Daniel Griesemer, joined Coldwater Creek in October 2001. He was promoted in March 2007 to President and Chief Operating Officer.  He has been responsible for the Company’s sales, marketing and national retail store expansion, as well as all distribution center and customer contact center operations.  Prior to joining Coldwater Creek, Mr. Griesemer held leadership positions for Gap Inc. and Federated Department Stores, Inc.

“I am honored to be given the opportunity to lead the Coldwater Creek team,” said Mr. Griesemer. “The leadership team we have in place is well qualified to take Coldwater Creek forward, and is committed to meeting the needs of our shareholders, customers, and employees.  I have total confidence in the Company’s ability to execute our on-going strategic initiatives and I look forward to leading the organization to continued success.”

Coldwater Creek is an integrated triple-sales-channel retailer of women’s apparel, jewelry, gifts and accessories through a growing number of premium retail stores located across the United States, an e-commerce web site at www.coldwatercreek.com and direct-mail catalogs.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION:

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements regarding the growth of our brand.  These statements are based on management’s current expectations and are subject to a number of uncertainties and risks.  Actual results may differ materially.  Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, but are not limited to, unexpected or increased costs or delays in the development and expansion of our retail chain and our potential inability to recover these costs due to sluggish sales; our inability to continue to fund our retail expansion with operating cash as a result of either lower sales or higher than anticipated costs, or both; uncertainties related to our shift to a triple-channel model, in particular, the effects of shifting patterns of e-commerce or retail purchases versus catalog purchases; and such other factors as are discussed in our Form 10-Q Quarterly Reports and in our most recent Form 10-K Annual Report filed with the U.S. Securities and Exchange Commission (“SEC”).  We believe that these forward-looking statements are reasonable; however, you should not place undue reliance on forward-looking statements, which are based on current expectations and speak only as of the date of this release.  We are not obligated to publicly release any revisions to forward-looking statements to reflect events after the date of this release.  We provide a detailed discussion of risk factors in periodic SEC filings, and you are encouraged to review these filings in connection with this release.

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Contact:

COLDWATER CREEK INC.

Marie Hirsch

Director of Investor Relations

208-265-7354